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INVESTMENT IN FINANCING SUBS                                           EXHIBIT F

                                                            As of September 2003
                                                            --------------------
CenterPoint Energy, Inc.
      10053 CenterPoint Energy Capital Trust I                            -
      10054 CenterPoint Energy Capital Trust II                           -
      10129 CenterPoint Energy Trust I                                    -

CenterPoint Energy Houston Electric, LLC
      10049 Houston Industries FinanceCo GP                               -
      10050 Houston Industries FinanceCo LP                               -
      10158 Reliant Energy FinanceCo III LP                               -
      10162 Reliant Energy FinanceCo II LP                                -
      10163 Reliant Energy FinanceCo II GP, LLC                           -
      10187 Reliant Energy FinanceCo IV LP                                -

Utility Holding Company
      10053 CenterPoint Energy Capital Trust I                    7,876,743
      10054 CenterPoint Energy Capital Trust II                   2,976,479
      10129 CenterPoint Energy Trust I                           11,586,486
      10181 CenterPoint Energy Investment Management, Inc.      677,162,507
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